GOLDSTEIN AND MORRIS
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
36 WEST 44TH STREET
NEW YORK, NEW YORK 10036



EDWARD B. MORRIS                                        TELEPHONE (212) 789-9800
----------------                                        FACSIMILE (212) 789-8090
ALBERT M. GOLDSTEIN                                    E-MAIL gldmor1010@aol.com



                               November 23, 2004


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549


                                RE: INSCI Corp.

Dear Commissioners:

We have reviewed the statements in Item 4.01 of Form 8-K filed by INSCI Corp. on October 26, 2004. We agree that Goldstein & Morris resigned as INSCI's independent registered public accounting firm on October 20, 2004.

We are not in a position to agree or disagree with any of the other statements contained in INSCI's 8-K because the accountant who performed services for INSCI is no longer affiliated with Goldstein & Morris.




                                                 Respectfully submitted,


                                                 /s/EDWARD B. MORRIS
                                                 -------------------
                                                 Edward B. Morris
                                                 Goldstein & Morris, CPA's, P.C.






EBM/lz


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